SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                ______________________


                                       FORM 8-K


                                    CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


       Date of Report (date of earliest event reported):  March 1, 1996
                                                          -------------



                           Warner Insurance Services, Inc.
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                (Exact name or registrant as specified in its charter)



                   Delaware                0-13124         13-2698053
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       (State or other jurisdiction of   (Commission      (IRS Employer
       incorporation or organization)    File Number)     Identification No.)


           17-01 Pollitt Drive, Fair Lawn, New Jersey           07410
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             (Address of principal executive offices)         (Zip Code)



       Registrant's telephone number, including area code:   (201) 794-4800
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                                         N/A
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              (Former name or former address, if changed since last report.)

       Item 5.   Other Events.
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                  On March 1, 1996, Warner Insurance Services, Inc.
       ("Warner"), in connection with a series of agreements relating to its Insurance Services Group ("ISG") (the "Restructuring Transactions"), entered into a Restructuring Agreement among Warner, Atlantic Employers Insurance Company, a New Jersey corporation ("AEIC"), Pacific Employers Insurance Company, a California corporation ("PEIC"), Electric Insurance Company, a Massachusetts corporation ("Electric"), The Robert Plan Corporation, a Delaware corporation ("Robert Plan"), Material Damage Adjustment Corporation, a New York corporation ("MDA"), Lion Insurance Company, a New Jersey corporation ("LIC") and National Consumer Insurance Company, a New Jersey corporation ("NCIC") (all parties other than Warner sometimes referred to individually as a "Releasee" and collectively as "Releasees") (the "Restructuring Agreement") as well as several Related Agreements (as such term is defined in the Restructuring Agreement).

                 Pursuant to the Restructuring Transactions, Warner and Robert Plan settled two lawsuits between them entitled (i) Material Damage
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       Adjustment Corporation v. Warner Insurance Services, Inc. v. The
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       Robert Plan Corporation (Docket No. MID-C-64-94: Superior Court of New
       -----------------------
       Jersey, Chancery Division, Middlesex County) and (ii) Warner Insurance
                                                             ----------------
       Services, Inc. v. Lion Insurance Company, National Consumer Insurance
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       Company and The Robert Plan Corporation v. Harvey Krieger
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       (Docket No. BER-L-5047-94, Superior Court of New Jersey, Law Division,
       Bergen County). Additionally, Warner obtained general releases from AEIC, PEIC and Electric relating to insurance processing services contracts which had been causing losses for Warner and under which Warner had projected significant future losses.

                 In connection with the Restructuring Agreement, Warner issued an aggregate of 3,256,201 shares of common stock, par value $.01 per share, of Warner ("Common Stock") (the "Settlement Shares") representing 27.55% of the outstanding shares of Common Stock after such issuance. AEIC, a CIGNA company, received 2,476,547 Settlement Shares, which is approximately 20% of the currently outstanding shares of Common Stock. Electric received 137,586 Settlement Shares. Robert Plan received 642,068 Settlement Shares. Warner also issued to these three Releasees five-year warrants (the "Warrants") to acquire an aggregate of 1,553,125 shares of Common Stock at $2.00 per share.
       AEIC, Electric and Robert Plan received Warrants to purchase 1,181,250, 65,625 and 306,250 shares of Common Stock respectively. Warner has the option, exercisable for a period of six months, to (i) purchase 50% of the Settlement Shares at a cash price equal to the greater of $3.00 or 50% of the then market price of a share of Warner Common Stock and (ii) acquire 50% of the Warrants at a cash price of $1.00 per Warrant. The recipients of the Settlement Shares have the right to designate one director to the Board of Directors of Warner. James R. Stallard, the Vice President of CIGNA Property and Casualty, age 43, will be the designee.

                 In connection with the Restructuring Transactions, Warner also paid AEIC, Electric and Robert Plan $675,000, $37,500 and $175,000 respectively, or an aggregate of $887,500, and agreed to pay certain currently due expenses of ISG, which as of the date hereof are approximately $1.3 million.

                 As part of the consideration for entering into the Restructuring Transactions, Warner transferred certain employees, leased premises, assets, contracts and other liabilities relating to ISG to MDA Services, Inc., a New Jersey corporation ("MDAS"), a subsidiary of Robert Plan. MDAS thus succeeds Warner as the servicing processor to AEIC, PEIC, Electric and other ISG customers. Warner continues to retain certain leases for premises formerly occupied by ISG and has not yet settled with one customer, Clarendon National Insurance Company.

                 Warner will now focus on the software operations of its COVER-ALL Systems, Inc. subsidiary ("COVER-ALL"). COVER-ALL is a provider of state-of-the-art computer products for the property casualty insurance industry specializing in strategic insurance software solutions and development tools for rating, coding, and issuing policies, as well as administering clients, claims, direct billing, agency billing, client billing, agencies, general ledger, and statistical and financial reporting utilizing the latest client-server, relational database technology.

                 In a press release dated March 4, 1996, which is annexed hereto as Exhibit 99, Warner announced the Restructuring Transactions, the decision of the New York Stock Exchange to delist the shares of Warner Common Stock and Warner's efforts to provide for a market for the continued trading of its shares.


       Item 7.   Financial Statements and Exhibits.
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            The following exhibits are filed as a part of this report.

            (c)  Exhibits:

            10.1 Restructuring Agreement

            10.2 Form of Warrant

            10.3 Asset Purchase Agreement

            99.  Press Release of Warner, dated March 4, 1996

                                      SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     WARNER INSURANCE SERVICES, INC.



       Dated:  March 7, 1996         By: /s/ Alfred J. Moccia
                                        -----------------------------------
                                          Name:     Alfred J. Moccia
                                          Title:    President and Chief
                                                    Executive Officer

                                EXHIBIT INDEX


       Exhibit   Description
       -------   -----------

       10.1      Restructuring Agreement

       10.2      Form of Warrant

       10.3      Asset Purchase Agreement

       99.       Press Release of Warner, dated March 4, 1996